Exhibit 99.2

NEWS RELEASE Contact: C. Michael Carter
Phone: (818) 879-6801

David H. Murdock Completes Acquisition of Dole Food Company, Inc.

WESTLAKE VILLAGE, California – November 1, 2013 – Dole Food Company, Inc. (NYSE: DOLE) today announced that David H. Murdock, Dole’s Chairman and Chief Executive Officer, has completed his acquisition of Dole Food Company, Inc. The $13.50 per share purchase price represents a total valuation of Dole at over $1.6 billion, including net debt, fees and expenses. The going-private merger agreement was approved on October 31, 2013 at a special meeting of the Dole stockholders. Dole announced that its shares of common stock will cease to be traded on The New York Stock Exchange effective at the close of business today.

“I am pleased to have concluded the acquisition of Dole and wish to thank our many loyal stockholders. Our stockholders certainly benefitted from a very robust special committee process and the extraordinarily high valuation for the Company. The $13.50 price per share is considerably higher than Dole’s historical stock trading price average,” said Mr. Murdock. “I plan to have Dole support my strong personal commitment to promoting a lifestyle and diet which includes significant emphasis on fruits and vegetables and proper nutrition as a basis for improved health and longevity. We will continue to support research efforts to study the impact of nutrition on health and longevity at universities and other non-profit institutions, and to write books and publications in order to broaden our collective knowledge base on the value and benefits from eating fruits and vegetables.”

Mr. Murdock was advised by Deutsche Bank Securities and Paul Hastings LLP. The Special Committee of Dole’s Board of Directors was advised by Lazard and Sullivan & Cromwell LLP. The Company was advised by Gibson, Dunn & Crutcher LLP. “We very much appreciate the extraordinary effort of Dole’s management team and these highly professional and experienced bankers and legal advisors who worked tirelessly with management to complete this transaction,” said C. Michael Carter, Dole’s President and Chief Operating Officer.

About Dole Food Company, Inc.

Dole Food Company, Inc., with 2012 revenues from continuing operations of $4.2 billion, is one of the world’s largest producers and marketers of high-quality fresh fruit and fresh vegetables. Dole is an industry leader in many of the products it sells, as well as in nutrition education and research. For more information, please visit www.dole.com or http://investors.dole.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, but not limited to, expectations, intentions and plans contained in this press release that are not historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Dole and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: risks arising from the merger’s diversion of management’s attention from Dole’s ongoing business operations; potential adverse reactions or changes to business or employee relationships resulting from the completion of the merger; litigation or adverse judgments relating to the merger; the amount of the costs, fees, expenses and charges related to the merger agreement and the merger; and any changes in general economic and/or industry-specific conditions.

Certain of these and other risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the documents filed by Dole with the SEC, including Dole’s Annual Report on Form 10-K under the heading “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Dole undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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